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                                                                    EXHIBIT 4.10

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           NOBLE DRILLING HOLDING LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

         This LIMITED LIABILITY COMPANY AGREEMENT OF Noble Drilling Holding LLC (this "AGREEMENT"), effective as of August 6, 2002 (the "EFFECTIVE DATE"), is executed by Noble Drilling Holding Limited, a Cayman Islands company limited by shares, as the sole member (the "INITIAL MEMBER").

         The Initial Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C.
Section 18-101, et seq.), as amended from time to time (the "ACT"), and hereby agrees as follows:

         SECTION 1. NAME. The name of the limited liability company is Noble Drilling Holding LLC (the "COMPANY").

         SECTION 2. PURPOSE. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

         SECTION 3. REGISTERED OFFICE. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801.

         SECTION 4. REGISTERED AGENT. The name of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company.

         SECTION 5. PRINCIPAL OFFICE. The address of the principal office of the Company is 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478.

         SECTION 6. MEMBERS; SHARING RATIOS. The name and the business mailing address of the Initial Member, as of the date hereof, is as follows:

            NAME                                  ADDRESS
            ----                                  -------
Noble Drilling Holding Limited              P.O. Box 309
                                            Ugland House
                                            South Church Street
                                            Georgetown, Grand Cayman

As used herein, the term "MEMBER" means the Initial Member and each other Person (as defined in the Act) that is hereafter admitted to the Company as a Member in accordance with this Agreement. The term "MEMBERSHIP INTEREST" shall mean a Member's limited liability company

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interest, and each Membership Interest shall have associated with it a "SHARING
RATIO" (herein so called) that establishes the ratio, expressed as a percentage, of each Member's Membership Interest to the Membership Interests of all of the Members. The initial Sharing Ratio of Noble Drilling Holding Limited is 100%.

         SECTION 7.        POWERS; MANAGEMENT.

                  (a)      Management by Managers.

                           (i) The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, its Managers. Except as provided in this Agreement or in the Act, no Member, in its capacity as a Member, has the right, power or authority to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

                           (ii) In managing the business and affairs of the Company and exercising its powers, the Managers shall act (A) collectively through resolutions adopted at meetings and in written consents pursuant to Sections 7(c) and 7(f); and (B) through Officers (as defined in Section 7(g)) to which authorities and duties have been delegated pursuant to Section 7(h). Decisions or actions taken by the Managers in accordance with this Agreement shall constitute decisions or actions by the Company and shall be binding on the Managers and each Member, Officer and employee of the Company.

                  (b) Designation of Managers. The initial Managers shall be Danny W. Adkins and Alan R. Hay. The Members may add Managers or change existing Managers from time to time.

                  (c) Meetings of Managers. Regular meetings of the Managers may be held on such dates and at such times as shall be determined by the Managers, with notice of the establishment of such regular meeting schedule being given to each Manager that was not present at the meeting at which it was adopted. Special meetings of the Managers may be called by any Manager by notice thereof (specifying the place and time of such meeting) that is delivered to each other Manager at least 24 hours prior to such meeting. Neither the business to be transacted at, nor the purpose of, such special meeting need be specified in the notice (or waiver of notice) thereof. Unless otherwise expressly provided in this Agreement, at any meeting of the Managers, a majority of the Managers shall constitute a quorum for the transaction of business, and an act of a majority of the Managers who are present at such a meeting at which a quorum is present shall be the act of the Managers.

                  (d) Compensation. The Managers shall not receive any compensation for their services. The Managers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

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                  (e)      Meetings of Members. An annual meeting of the Members
         for the transaction of such business as may properly come before the meeting shall be held on such date and at such time as the Managers shall specify in the notice of the meeting, which shall be delivered to each Member at least 20 days prior to such meeting. Special meetings of the Members may be called by the Managers or by one or more Members owning, in the aggregate, at least ten percent of the Sharing Ratios of all Members. Any such meeting shall be held on such date and at such time as the Person calling such meeting shall specify in the notice of the meeting, which shall be delivered to each Member at least ten days prior to such meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) for such meeting may be conducted at such meeting. Unless otherwise expressly provided in this Agreement, at any meeting of the Members, Members holding among them at least a majority of all Sharing Ratios (a "MAJORITY INTEREST"), represented either in person or by proxy, shall constitute a quorum for the transaction of business, and an act of a Majority Interest shall be the act of the Members.

                  (f) Provisions Applicable to All Meetings. In connection with any meeting of the Managers, Members or any committee of the Managers, the following provisions shall apply:

                           (i) Place of Meeting. Any such meeting shall be held at the principal place of business of the Company, unless the notice of such meeting (or resolution of the Managers or committee thereof, as applicable) specifies a different place, which need not be in the State of Delaware.

                           (ii) Waiver of Notice Through Attendance. Attendance of a Person at such meeting (including pursuant to Section 7(f)(v)) shall constitute a waiver of notice of such meeting, except where such Person attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                           (iii) Proxies. A Person may vote at such meeting by a written proxy executed by that Person and delivered to another Manager, Member or member of the committee, as applicable. A proxy shall be revocable unless it is stated to be irrevocable.

                           (iv) Action by Written Consent. Any action required or permitted to be taken at such a meeting may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the Managers, Members, or member of the committee, as applicable, having not fewer than the minimum number of Sharing Ratios or votes that would be necessary to take the action at a meeting at which all Managers, Members, or members of the committee, as applicable, entitled to vote on the action were present and voted.

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                           (v)      Meetings by Telephone. Managers, Members or
                  members of the committee, as applicable, may participate in and hold such meeting by means of conference telephone, video conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other.

                  (g)      Officers.

                           (i) The Managers may, from time to time, designate one or more Persons to be officers of the Company ("OFFICERS"). No officer need be a Member or Manager. Any Officer so designated shall have such authority and perform such duties as the Managers may, from time to time, delegate to them. The Managers may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the Officers and agents of the Company shall be fixed from time to time by the Managers. The duties of the respective Officers are set forth in Section 7(h).

                           (ii) Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if later, at the time of its receipt by the Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, by the Managers whenever in their judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed and that designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company shall be filled by the Managers.

                  (h)      Authority and Duties of Officers.

                           (i) Chairman. The Chairman, if elected by the Managers, shall have such powers and duties as may be prescribed by the Managers. Such Officer shall preside at all meetings of the Members and of the Managers. The office of Chairman may only be held by a Manager.

                           (ii) President. The President, if any, shall be the chief executive officer of the Company and shall have general executive charge, management, and control of the properties and operations of the Company in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the Managers have not elected a Chairman or in the absence or inability to act of the Chairman, the President shall exercise all of the powers and discharge all of the duties of the Chairman. As between the Company and third parties, any action taken by the

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                  President in the performance of the duties of the Chairman shall be conclusive evidence that there is no Chairman or that the Chairman is absent or unable to act.

                           (iii) Vice Presidents. Each Vice President, if any, shall have such powers and duties as may be assigned to him by the Managers, the Chairman or the President, and (in order of their seniority as determined by the Managers or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that Officer's absence or inability to act. As between the Company and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

                           (iv) Treasurer. The Treasurer, if any, shall have custody of the Company's funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Company in such depository or depositories as may be designated by the Managers, and shall perform such other duties as may be prescribed by the Managers, the Chairman or the President.

                           (v) Controller. The Controller, if any, shall perform all of the duties incident to the office of Controller and such other duties as from time to time may be assigned to such person by the Managers, the Chairman, the President or any Vice President.

                           (vi) Secretary. Except as otherwise provided in this Agreement, the Secretary shall keep the minutes of all meetings of the Managers and of the Members in books provided for that purpose, and he shall attend to the giving and service of all notices. He may sign with the Chairman, the President or any Vice President, in the name of the Company, all contracts of the Company. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the Managers, the Chairman, the President and the Vice Presidents.

                           (vii) Assistant Treasurers, Assistant Secretaries and Assistant Controllers. Each Assistant Treasurer, Assistant Secretary and Assistant Controller, if any, shall perform such duties as shall be assigned to them by the Treasurer, Secretary or Controller respectively, or by the Managers, the Chairman, the President or the any Vice President. The Assistant Treasurers, Assistant Secretaries and Assistant Controllers (in the order of their seniority as determined by the Managers or, in the absence of such a determination, as determined by the length of time they have held such office) shall exercise the powers of the Treasurer, Secretary or Controller respectively, during that officer's absence or inability to act.

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                  (i)      Designation of Officers. The following persons shall
         be the initial officers of the Company, and each is elected to the office(s) of the Company set forth opposite his name below:

   NAME                            OFFICE
   ----                            ------
Danny W. Adkins             Senior Vice President
Alan R. Hay                 Secretary and Controller

                  (j) Limitations on Liability of Managers and Officers. Except as provided otherwise in this Agreement, the Managers and Officers shall conduct the affairs of the Company in good faith toward the best interests of the Company. The Managers and Officers shall be liable for errors or omissions in performing their duties with respect to the Company only in the case of gross negligence, willful misconduct, bad faith or breach of the provisions of this Agreement, but not otherwise. The Managers and Officers shall devote such time and effort to the Company's business and operations as is necessary to promote fully the interests of the Company; however, no Manager or Officer must devote full time to Company business.

                  (k) Conflicts of Interest. Subject to the other express provisions of this Agreement, each Member, Manager, Officer or affiliate thereof may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member, Manager or Officer the right to participate therein. The Company may transact business with any Member, Manager, Officer or Affiliate thereof, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

                  (l)      Indemnification; Reimbursement of Expenses;
                           Insurance.

                           (i) THE COMPANY SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, INDEMNIFY EACH MEMBER, EACH OFFICER, DIRECTOR, MANAGER, MEMBER, SHAREHOLDER, PARTNER, EMPLOYEE, REPRESENTATIVE OR AGENT OF A MEMBER OR THEIR RESPECTIVE AFFILIATES, AND EACH MANAGER, OFFICER, EMPLOYEE OR AGENT OF THE COMPANY OR ITS AFFILIATES ("COVERED PERSONS") WHO IS MADE A PARTY OR IS THREATENED TO BE MADE A PARTY TO ANY THREATENED, PENDING OR COMPLETED ACTION, SUIT OR PROCEEDING, WHETHER CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE (OTHER THAN AN ACTION BY OR IN THE RIGHT OF THE CORPORATION), BY REASON OF THE FACT THAT SUCH COVERED PERSON IS OR WAS A MANAGER, OFFICER, EMPLOYEE OR AGENT OF THE COMPANY, OR IS OR WAS SERVING AT THE REQUEST OF THE COMPANY AS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF A CORPORATION, PARTNERSHIP, JOINT VENTURE, TRUST OR OTHER ENTERPRISE, AGAINST ANY AND

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                  ALL EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES
                  AND OTHER LEGAL FEES AND EXPENSES), JUDGMENTS, FINES, SETTLEMENTS, AND OTHER LIABILITIES (WHETHER JOINT AND/OR SEVERAL) ACTUALLY AND REASONABLY INCURRED BY OR IMPOSED UPON SUCH COVERED PERSON IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IF SUCH COVERED PERSON ACTED IN GOOD FAITH AND IN A MANNER SUCH COVERED PERSON REASONABLY BELIEVED TO BE IN OR NOT OPPOSED TO THE BEST INTERESTS OF THE COMPANY, AND, WITH RESPECT TO ANY CRIMINAL ACTION OR PROCEEDING, HAD NO REASONABLE CAUSE TO BELIEVE SUCH COVERED PERSON'S CONDUCT WAS UNLAWFUL; PROVIDED, HOWEVER, THAT THE COMPANY SHALL NOT INDEMNIFY A COVERED PERSON (A) FOR FRAUD, INTENTIONAL MISCONDUCT, KNOWING VIOLATION OF THE LAW OR GROSS NEGLIGENCE, OR (B) FOR ANY TRANSACTION FOR WHICH SUCH COVERED PERSON RECEIVED A PERSONAL BENEFIT IN VIOLATION OR BREACH OF ANY PROVISION OF THIS AGREEMENT. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Covered Person did not meet the requisite standard of conduct set forth in this Section 7(l)(i). Any indemnification hereunder shall be satisfied solely out of the assets of the Company. In no event may a Covered Person subject the Members to personal liability by reason of these indemnification provisions. The indemnification provided by this Section 7(l)(i) shall be in addition to any other rights to which a Covered Person or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to a Covered Person who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Covered Person or in the writing pursuant to which such Covered Person is indemnified.

                           (ii)     To the fullest extent permitted by
                  applicable law, expenses (including legal fees) incurred by a Covered Person in investigating, preparing and/or defending any civil, criminal, administrative or investigative action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 7(l)(i).

                           (iii) The Company may purchase and maintain insurance, at its expense, to the extent and in such amounts as the Managers shall, in their discretion, deem reasonable, on behalf of Covered Persons against any liability that may be asserted against such Covered Person and incurred by such Covered Person in such capacity, or arising out of such Covered Person's status with the Company, regardless of whether the Company would have the power to indemnify such Covered Person against such liability under the provisions of
                  Section 7(l)(i) or applicable law. The Managers and the Company may enter into

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                  indemnity contracts with Covered Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under
                  Section 7(l)(ii) and containing such other procedures regarding indemnification as are appropriate.

                  (m)      Certificates.

                           (i) If the Managers of the Company determine that the Membership Interests of the Company shall be represented by certificates, every record holder of a Membership Interest shall be entitled to have a certificate or certificates evidencing the Membership Interest owned by such record holder. Certificates evidencing Membership Interests shall be in such form as shall be approved by the Managers, and may bear the seal of the Company or a facsimile thereof. Certificates shall be consecutively numbered and shall state the following upon the face thereof: (A) that the Company is a limited liability company formed under the Act, (B) that the certificates evidence Membership Interests and (C) the name of the record holder in whose name the Membership Interests are registered.

                           (ii) Certificates evidencing Membership Interests shall be signed on behalf of the Company by one or more Managers or Officers of the Company. The signatures of the aforementioned Managers or Officers upon a certificate may be facsimiles. In case any Manager or Officer who has signed a certificate shall cease to be such Manager or Officer before such certificate is issued, such certificate may nonetheless be issued by the Company with the same effect as if such Manager or Officer continued to serve in such capacity at the date of issuance.

                           (iii) All certificates evidencing Membership Interests shall have affixed thereto a legend substantially in the following form:

                  THE INTEREST EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY SUCH INTEREST MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACT AND SUCH LAWS OR UNLESS PURSUANT TO AN EXEMPTION THEREFROM. TRANSFERS, SALES, PLEDGES, HYPOTHECATIONS AND OTHER DISPOSITIONS OF THE INTEREST EVIDENCED BY THIS CERTIFICATE ARE FURTHER RESTRICTED BY THE TERMS OF THE LIMITED LIABILITY COMPANY AGREEMENT REFERRED TO BELOW.

                           (iv) The Company may issue a new certificate in place of any certificate evidencing Membership Interests alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate or certificates, the Company may, in its discretion and as a condition

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                  precedent to the issuance thereof, require that the owner of such lost, stolen or destroyed certificate or certificates, or its legal representative, give the Company a bond sufficient to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                           (v) The Membership Interests shall be securities under Chapter 8 of the Uniform Commercial Code.

         SECTION 8. DISSOLUTION. The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Members holding at least 66-2/3% of the Sharing Ratios of Members, (b) at any time there is no Member unless, within 90 days after the first date that there is no Member, a new Member is admitted to the Company in the manner provided in Section 18-801(a)(4)(ii) of the Act, or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

         Unless otherwise provided by this Agreement, the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member shall not cause the Company to be dissolved or its affairs to be wound up, unless within 90 days following the occurrence of such event, the Member agrees in writing to dissolve the Company as provided in Section 18-801(b) of the Act.

         SECTION 9. CAPITAL CONTRIBUTIONS. The Members may, from time to time, make contributions to the capital of the Company in such amounts and such form that, in the judgment of the Managers, are desirable to enable the Company to cause the assets of the Company to be properly operated and maintained and to discharge its costs, expenses, obligations and liabilities.

         SECTION 10. ADDITIONAL CONTRIBUTIONS. No Member is required to make any additional capital contribution to the Company.

         SECTION 11. TAX CHARACTERIZATION. So long as the Company is owned solely by the Initial Member, the Company will, in accordance with Treasury Regulation Section 301.7701-3 (and any corresponding provisions of applicable state tax law), elect to be disregarded as an entity that is separate from the Member and instead be treated as a division of the Member.

         SECTION 12. DISTRIBUTIONS AND ALLOCATION OF PROFITS AND LOSSES. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Managers. All of the Company's profits and losses shall be allocated to the Members in accordance with their Sharing Ratios.

         SECTION 13. ASSIGNMENTS. The Initial Member may freely assign, in whole or in part, its Membership Interest.

         SECTION 14.       RESIGNATION. Except to the extent set forth in
Section 8 hereto, the Initial Member may not resign from the Company.

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         SECTION 15.       ADMISSION OF ADDITIONAL MEMBERS. One or more
additional members of the Company may be admitted to the Company with the consent of the Initial Member. Prior to the admission of any additional Member, this Agreement shall be amended to the extent necessary or desirable to reflect the admission to the Company of such additional Member and to reflect the fact that the Company will then have more than one Member.

         SECTION 16. LIABILITY OF MEMBER. The Initial Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

         SECTION 17. FOREIGN QUALIFICATION. The Company shall comply with all requirements necessary to qualify as a foreign limited liability company in any foreign jurisdiction in which such qualification is necessary under applicable law.

         SECTION 18. NO PARTNERSHIP. The Initial Member intends that the Company not be treated as or construed to be a partnership (including a limited partnership) or joint venture for purposes of the laws of any jurisdiction, and that, in the event that the Company is or becomes owned by more than one Member, no Member thereafter will be treated as a partner or joint venturer of any other Member, for any purposes from and after such date, other than for purposes of applicable United States tax laws, and this Agreement may not be construed to suggest otherwise.

         SECTION 19.       BOOKS, RECORDS AND BANK ACCOUNTS.

                  (a) Maintenance of Books. Complete and accurate books and records of the Company shall be kept at the principal office of the Company supporting documentation of the transactions with respect to the conduct of the Company's business and minutes of the proceedings of its Members and Managers. The books and records shall be maintained with respect to accounting matters in accordance with sound accounting practices. All books and records shall be available at the Company's principal office for examination by any Member at any and all reasonable times during normal business hours.

                  (b) Accounts. The Company shall establish one or more separate bank an investment accounts and arrangements for the Company.

         SECTION 20. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

                            [Signature page follows.]

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         IN WITNESS WHEREOF, the Initial Member has adopted, duly executed and delivered this Agreement, to be effective as of August 6, 2002.

                                            THE INITIAL MEMBER:

                                            NOBLE DRILLING HOLDING LIMITED
                                            a Cayman Islands company limited by
                                            shares

                                            By:    /s/ Danny W. Adkins
                                                   -----------------------------
                                            Name:  DANNY W. ADKINS
                                            Title: Senior Vice President

           SIGNATURE PAGE LLC AGREEMENT OF NOBLE DRILLING HOLDING LLC